Exhibit 99.1

November 12, 2008

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)

                     TOFUTTI ANNOUNCES THIRD QUARTER RESULTS

         Cranford, New Jersey -- November 12, 2008-- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and thirty-nine week periods ended September 27, 2008.

         The Company reported net sales for the thirteen week period ended September 27, 2008 of $4.8 million, an increase of $185,000 or 4%, from the sales recorded for the thirteen weeks ended September 29, 2007. Net sales for the thirty-nine week period ended September 27, 2008 increased 6% to $15.1 million compared with net sales of $14.3 million for the thirty-nine week period ended September 29, 2007. Sales increased in all product and most customer categories. Sales were also positively impacted by price increases that took effect in the second quarter of 2008.

         For the thirteen and thirty-nine week periods ended September 27, 2008, the Company reported income before income taxes of $97,000 and $647,000, respectively, as compared with income before income taxes of $202,000 and $647,000 for the thirteen and thirty-nine week periods in 2007. The Company's operating results continued to be negatively impacted as a result of new product start-up costs, including costs incurred at a new co-packaging location, increased marketing expenses and higher packaging charges. The Company expects that its operating expenses will continue to be affected by these same factors during the remainder of 2008.

         The Company recorded net income of $22,000 ($0.00 per share on a basic and diluted basis) for the thirteen weeks ended September 27, 2008 compared to $127,000 ($0.02 per share on a basic and diluted basis) for the thirteen weeks ended September 29, 2007. Net income for the thirty-nine weeks ended September 27, 2008 was $353,000 ($0.06 per share on a basic and diluted basis) compared to $480,000 ($0.09 and $0.08 per share on a basic and diluted basis, respectively) for the thirty-nine weeks ended September 29, 2007.

         As of September 27, 2008 the Company had cash and cash equivalents of $448,000 and working capital of $4.2 million compared to cash and cash equivalents of $1,499,000 and working capital of $4.5 million at December 29, 2007.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, " Although our revenues continued to improve in the third quarter as compared to last year, our margins continue to reflect new product start-up costs, including costs incurred at a new co-packaging locations, increased marketing expenses, selling and warehouses expenses and higher packaging costs. We are cognizant of the economic turmoil affecting our markets and the nation's economy, and we will remain vigilant in monitoring our expenses and accounts receivable, which are in line with our current level of activity. We look forward to continued growth in our top line revenues and reduction in our petroleum based expenses."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share figures)

                                              Thirteen weeks   Thirteen weeks      Thirty-nine        Thirty-nine
                                                  ended             ended          weeks ended        weeks ended
                                              Sept. 27, 2008   Sept. 29, 2007    Sept. 27, 2008     Sept. 30, 2007
                                              --------------   --------------    --------------     --------------
Net sales...............................          $4,801           $4,616            $15,089            $14,258
Cost of sales...........................           3,427            3,395             10,715              9,940
                                                   -----            -----             ------              -----
Gross profit............................           1,374            1,221              4,374              4,318
Operating expenses......................           1,277            1,019              3,727              3,516
                                                   -----            -----              -----              -----
Income before income taxes..............              97              202                647                802
Income taxes............................              75               75                294                322
                                                      --              ---                ---                ---
Net income .............................             $22             $127               $353               $480
                                                     ===             ====               ====               ====
Net income per share:
         Basic..........................           $0.00            $0.02              $0.06              $0.09
                                                   =====            =====              =====              =====
         Diluted........................           $0.00            $0.02              $0.06              $0.08
                                                   =====            =====              =====              =====
Weighted average number of shares
  outstanding:
         Basic..........................           5,437            5,653              5,537              5,609
                                                   =====            =====              =====              =====
         Diluted........................           5,687            5,919              5,791              5,877
                                                   =====            =====              =====              =====


                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                                 (in thousands)

                                                                   September 27,         December 29,
                                                                        2008                 2007
                                                                        ----                 ----
                                                                    (unaudited)
Assets
Current assets:
     Cash and cash equivalents                                        $  448              $1,499
     Accounts receivable, net of allowance for doubtful
        accounts and sales promotion of $513 and $430,
        respectively                                                   2,182               1,991
     Inventories                                                       2,057               1,552
     Prepaid expenses                                                     14                  46
     Refundable income taxes                                             505                 770
     Deferred income taxes                                               298                 298
                                                                         ---                 ---
                Total current assets                                   5,504               6,156
                                                                       -----               -----

Fixed assets, net of accumulated amortization of
        $28 and $24                                                       20                  24
Other assets                                                              16                  16
                                                                          --                  --
                                                                      $5,540              $6,196
                                                                      ======              ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                 $  390              $  633
     Accrued expenses                                                    612                 566
     Accrued officers' compensation                                      350                 500
                  Total current liabilities                            1,352               1,699
                                                                       -----               -----

Stockholders' equity:
     Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                           --                  --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,417,867 shares at September 27, 2008
         and 5,653,467 shares at December 29, 2007                        54                  57
     Additional paid-in capital                                           --                 225
     Retained earnings                                                 4,134               4,215
                                                                       -----               -----
                 Total stockholders' equity                            4,188               4,497
                                                                       -----               -----
                 Total liabilities and stockholders' equity           $5,540              $6,196
                                                                      ======              ======